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                                                                    EXHIBIT 23.9



                        INDEPENDENT AUDITOR'S CONSENT


The Board of Directors
Medi-Plast International, Inc.

I consent to the use of my report incorporated by reference in the proxy statement/prospectus of Microtek Medical, Inc. and Isolyser Company, Inc. and to the reference to my firm under the heading "Experts" in the proxy statement/prospectus.



                                                 /s/ OLIN J. HARRELL, CPA
                                                ------------------------------
Atlanta, Georgia                                 Olin J. Harrell, CPA
July 29, 1996